UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2008

WELLS TIMBERLAND REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-53193	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway

Norcross, Georgia 30092-3365

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (770) 449-7800

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Master Purchase Agreement

On July 11, 2008, Wells Timberland REIT, Inc. (the “Company”), entered into a master purchase agreement (the “Master Purchase Agreement”), by and among the Company, Wells Timberland Management Organization, LLC (“Wells TIMO”), a Georgia limited liability company that is the Company’s advisor, Wells-DFH Timberland Nr.88 GmbH & Co. KG, a German closed end fund (the “German Fund”), and Deutsche Fonds Holding AG, a corporation organized under the laws of Germany (“DFH”). DFH is not, and the German Fund (prior to purchasing shares of common stock under the Master Purchase Agreement) was not, in any way affiliated with the Company, Wells TIMO or any of their respective affiliates. Pursuant to the Master Purchase Agreement, the Company has agreed to sell up to 53,763,441 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”) to the German Fund, at a price per share of $9.30, for an aggregate purchase price of up to approximately $500 million (the “German offering”). The German Fund’s right to purchase Shares pursuant to the Master Purchase Agreement will continue until the earlier to occur of (i) the sale of all of the Shares offered thereby, or (ii) December 31, 2008. The sale of Shares pursuant to the Master Purchase Agreement is being conducted pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), as described further in Item 3.02 below, and is separate and in addition to the Company’s ongoing, concurrent public offering.

Pursuant to the Master Purchase Agreement, the German Fund may purchase some or all of the Shares available for purchase thereunder in one or more subscriptions, in each case by signing and delivering to the Company a subscription agreement relating to each such purchase (a “Subscription Agreement”). The German Fund is not required to purchase any Shares of the Company’s Common Stock in the German offering, and the Company does not, and cannot, make any assurances that the German Fund will purchase any minimum number of Shares of the Company’s Common Stock, or that the German offering will result in the Company’s receipt of any minimum amount of proceeds. Each closing (each a “Closing”) and settlement of the German Fund’s purchases of Shares of the Company’s Common Stock will take place on such dates as are mutually agreed upon by the parties (each a “Closing Date”), and will occur no later than the third business day following the acceptance of the applicable Subscription Agreement by the Company. The Company will pay a distribution fee to DFH at each Closing in consideration for procuring the German Fund, and, indirectly the German Fund’s equity owners as investors in the Shares, equal to 1.0% of the aggregate purchase price of the Shares purchased at such Closing.

In the Company’s ongoing, concurrent public offering, shares of its Common Stock are typically sold to investors at a price per share of $10.00 and, after the application of the 7.0% sales commission and the 1.8% dealer manager fee, the Company receives net proceeds (before expenses) of $9.12 per share. In the German offering, the Company is selling shares of Common Stock to the German Fund at a price per share of $9.30. The German Fund will not pay the sales commission or the dealer-manager fee in connection with the German offering; however, the Company will pay DFH a distribution fee equal to 1.0% of the gross proceeds that the Company receives in respect of Shares sold in the German offering. As a result, in the German offering, the Company will receive net proceeds (before expenses) of $9.21 per share (which is greater than the $9.12 per share that it receives in its public offering after deducting the sales commission and the dealer manager fee).

Excepted Holder Limit. Section 6.1 of the Company’s Articles of Amendment and Restatement (the “Charter”) imposes various restrictions on the ownership of shares of the Company’s capital stock. In connection with the German offering, the Company’s Board of Directors waived the application of the Charter’s ownership limits with respect to the German Fund’s purchase and ownership of the Shares, and granted the German Fund an “Excepted Holder Limit” permitting the German Fund to purchase up to 53,763,441 shares of Common Stock, based upon certain representations and covenants made by the German Fund in the Master Purchase Agreement to, and for the benefit of, the Company.

Voting Agreement. As a condition to purchasing the Shares pursuant to the Master Purchase Agreement, the German Fund entered into a voting agreement relating to the voting rights of such Shares, and delivered to the Company an irrevocable proxy, so that the Company can vote the Shares on the German Fund’s behalf, in accordance with this voting agreement. In summary, the voting agreement provides as follows:

•

If and when the German Fund owns 50.0% or more of the Company’s total outstanding shares of Common Stock, the Company will vote the Shares in a manner that supports the vote cast by the Company’s other stockholders. Specifically, the Company will vote the Shares for or against any matter upon which a stockholder vote is required in proportion to the number of votes cast for or against such matter by the Company’s other stockholders.

•

During the period beginning on the date when, for the first time, the German Fund owns less than 50.0% of the Company’s total outstanding shares of Common Stock (such date, the “Minority Ownership Date”), and ending on the date (such date, the “Termination Date”) that is the earlier of (1) the date when, for the first time, the German Fund owns less than 30.0% of the Company’s total outstanding shares of Common Stock, or (2) the date that is the three year anniversary of the Minority Ownership Date, the Company will continue to vote the Shares in a manner that supports the vote cast by the Company’s other stockholders, as described above, in respect of the following matters:

•	the election of directors to the Company’s Board of Directors;

•	the ratification of the Company’s independent auditors;

•

any proposed amendments to the Company’s charter that (x) are not material to the German Fund’s interests as a stockholder of the Company; and/or (y) are necessary or appropriate to ensure that the Charter complies with the regulatory requirements or comments of the Securities and Exchange Commission (the “Commission”), the Financial Industry Regulatory Authority, any of the States or other jurisdictions in which the Company sells, or seeks to sell, any of its securities, or the applicable policies and guidelines of the North American Securities Administration Association (“NASAA”) (including, without limitation, the NASAA Statement of Policy Regarding Real Estate Investment Trusts); and

•	any other matters the outcome of which could not reasonably be expected to have a material and adverse effect on the German Fund’s interests as a stockholder of the Company.

With respect to all other matters requiring a vote of the Company’s stockholders during this period, the German Fund is entitled to freely vote its Shares at the discretion of the German Fund’s managing limited partner.

•	If the Termination Date has not occurred on or before July 31, 2013, then the voting agreement will terminate upon such date.

In all cases where the German Fund is entitled to freely vote its Shares, the managing limited partner of the German Fund will vote the German Fund’s Shares in a single block, such that all of the German Fund’s shares will be voted for or against any particular matter that is being voted upon by the Company’s stockholders.

Registration Rights. Pursuant to the Master Purchase Agreement, the Company has agreed that, in the event of any liquidation or dissolution of the Company, any sale, exchange or disposition of all or substantially all of the Company’s assets in a single transaction or a series of transactions, a merger of the Company with or into any other person, or any listing of the Company’s Common Stock on any nationally or internationally recognized securities exchange, the Company and Wells TIMO will use their reasonable best efforts to register the resale of the Shares with the Commission and any other applicable securities commissions or similar bodies.

Amended and Restated Advisory Agreement

On July 11, 2008, the Company entered into an amended and restated advisory agreement (the “Amended Advisory Agreement”) by and among the Company, Wells Timberland Operating Partnership, L.P. and Wells TIMO. The Amended Advisory Agreement is effective through July 11, 2009, although any party may terminate the Amended Advisory Agreement without cause or penalty upon providing 60 days’ written notice.

The Amended Advisory Agreement amends certain definitions, including “Capped O&O Expenses,” “Offering,” “Organization and Offering Expenses,” and “Shares” in order to provide for the reimbursement of expenses to Wells TIMO by the Company in connection with offerings of the Company’s Common Stock that are exempt from the registration provisions of the Securities Act.

Pursuant to General Instruction F to the Commission’s Form 8-K, conformed copies of the Master Purchase Agreement and the Amended Advisory Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated into this Item 1.01 by this reference. The above descriptions of the terms of the Master Purchase Agreement and the Amended Advisory Agreement are qualified in their entirety by reference to the conformed copies of the Master Purchase Agreement and the Amended Advisory Agreement filed as Exhibits 10.1 and 10.2, respectively, to this Report.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Master Purchase Agreement, on July 11, 2008, and a related Subscription Agreement, the Company completed an initial sale of 537.63441 shares of Common Stock to the German Fund, at a price of $9.30 per share for aggregate gross proceeds of $5,000. The Shares were issued in a transaction that was not registered under the Securities Act, in reliance upon Regulation S under the Securities Act. The sale of the Shares was completed in an “offshore transaction,” as defined in Regulation S, and the Company did not engage in any “directed selling efforts,” as defined in Regulation S, in the United States in connection with the sale of the Shares. In addition, the German Fund represented to the Company that neither the German Fund nor any of its equity owners is a “U.S. person,” as defined in Regulation S, and is not acquiring the Shares for the account or benefit of a “U.S. person.”

Item 9.01.	Financial Statements and Exhibits.

A copy of the Amended Advisory Agreement is attached as Exhibit 10.1 to this current report on Form 8-K.

Exhibit Number	Description
10.1	Master Purchase Agreement, dated as of July 11, 2008, by and among Wells Timberland REIT, Inc., Wells Timberland Management Organization, LLC, Wells-DFH Timberland Nr.88 GmbH & Co. KG, and Deutsche Fonds Holding AG.

10.2	Amended and Restated Advisory Agreement, dated as of July 11, 2008, by and among Wells Timberland REIT, Inc., Wells Timberland Operating Partnership, L.P. and Wells Timberland Management Organization, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WELLS TIMBERLAND REIT, INC.

Date: July 11, 2008	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President, Secretary and Treasurer